UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 18, 2014, OncoMed Pharmaceuticals, Inc. (the “Company”) announced its financial results for the fourth quarter and full fiscal year ended December 31, 2013. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2014, the Company announced that Sunil Patel, currently the Company’s Senior Vice President, Chief Business Officer, will be appointed as the Company’s Chief Financial Officer and Senior Vice President, Corporate Development and Finance, effective as of March 31, 2014. William Waddill, currently the Company’s Senior Vice President and Chief Financial Officer, informed the Company on March 17, 2014 that he would be resigning from the Company effective March 31, 2014 to take a position at a private company. Mr. Patel will succeed Mr. Waddill as the Company’s principal financial officer and principal accounting officer as of such date.

Mr. Patel, age 42, has served as our Senior Vice President, Chief Business Officer since December 2012 and previously served as our Senior Vice President, Corporate Development since July 2009. From September 2008 to June 2009, Mr. Patel served as the Vice President of Corporate Development & Marketing at BiPar Sciences Inc., a privately-held biotechnology company that focused on the development of cancer therapies and was acquired by Sanofi-Aventis S.A. in 2009. From May 2007 to August 2008, Mr. Patel served as the Vice President of Corporate Development at Allos Therapeutics, Inc., a publicly-traded biopharmaceutical company focused on the development and commercialization of cancer therapeutics. Prior to that time, Mr. Patel held corporate development, marketing, and strategy positions with Connetics Corporation, Abgenix, Inc. and Gilead Sciences, Inc. Mr. Patel also previously worked as a consultant with McKinsey & Company from 1998 to 2003. Since October 2010, Mr. Patel has served on the board of directors of Ligand Pharmaceuticals, Inc., a publicly-traded biotechnology company. Mr. Patel received a B.S. in Chemistry from the University of California Berkeley and an M.S. in Molecular Bioengineering/Biotechnology from the University of Washington.

No compensatory arrangements with Mr. Patel have been entered into or amended as of the date of this Current Report on Form 8-K in connection with Mr. Patel’s appointment as Chief Financial Officer and Senior Vice President, Corporate Development and Finance. The compensation committee of the Company’s board of directors may take such action at a future date. Until such time, Mr. Patel will continue to receive his existing compensation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2014	ONCOMED PHARMACEUTICALS, INC.

By:
/s/ Alicia J. Hager
Alicia J. Hager, J.D., Ph.D. Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release